EXHIBIT 99.3

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

The Board of Directors
Embraer - Empresa Brasileira de Aeronáutica S.A.
Avenida Brigadeiro Faria Lima, 2170
12227-901 São José dos Campos, São Paulo, Brazil

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex G to, and to the reference thereto under the captions “SUMMARY — Opinion of Citigroup Global Markets Inc.” and “THE PROPOSED RESTRUCTURING AND MERGER — Opinion of Citigroup Global Markets Inc.” in, the Prospectus relating to the proposed merger involving Embraer - Empresa Brasileiria de Aeronáutica S.A. and Rio Han Empreendimentos E Participações S.A. (“Rio Han”), which Prospectus forms a part of the Registration Statement on Form F-4 of Rio Han.  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ CITIGROUP GLOBAL MARKETS INC.

CITIGROUP GLOBAL MARKETS INC.

February 22, 2006